UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2013
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 Applied Materials, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue
P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: (408) 727-5555
N/A
(Former name or former address, if changed since last report.)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2013, Applied Materials, Inc. (“Applied” or the “Company”) appointed Charles Read as the Company's Corporate Vice President, Corporate Controller and Chief Accounting Officer, effective September 30, 2013.

Mr. Read, age 47, will join Applied from Brocade Communications Systems, Inc. (“Brocade”), a global innovator in semiconductor and software-based network communication solutions. Mr. Read joined Brocade in October 2002, where he most recently served as Vice President, Corporate Controller. Prior to Brocade, Mr. Read worked at KPMG LLP, an audit, tax and advisory firm, from 1996 to 2002, where he held various roles in the Assurance Practice.

Mr. Read will receive an annual base salary of $320,000, and he will be eligible to receive a target bonus of 70% of his base salary under the Applied Incentive Plan. Mr. Read will also receive a sign-on and retention bonus of $360,000 payable 30 days after his start date. Mr. Read will be obligated to repay this bonus, in a ratable amount depending on the length of his employment, if he resigns or Applied terminates his employment within two years of his start date.

Mr. Read will also receive an award of 30,000 restricted stock units, which will be granted 30 days after his start date. The restricted stock units are scheduled to vest in equal annual installments over a four-year period, subject to Mr. Read's continued employment through each vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)
Date: September 5, 2013	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Senior Vice President, General Counsel and Corporate Secretary